Exhibit 10.64

10th October 2000
i-STT
Marketing & Sales Department
Jurong Town Corporation	BY HAND
The JTC Summit 8 Jurong Town Hall Road Singapore 609434

Attn: Ms Loh Li Yoon

ACCEPTANCE OF OFFER OF TENANCY FOR THE PREMISES AT BLK 20 AYER RAJAH CRESCENT AYER RAJAH INDUSTRIAL ESTATE SINGAPORE 139964

1.	We refer to your letter of offer dated 9 October 2000 for the Tenancy and hereby confirm our acceptance of all the covenants, terms and conditions stipulated therein.

2.	We enclosed herewith a cheque for the amount of S$32,489.67 and the Banker’s Guarantee as security deposit as confirmation of our acceptance.

3.	In addition, we also enclose herewith a Letter of Authorisation requested by you for your information and record.

/s/ TAY KIONG HONG
Name of authorised signatory:	}	Tay Kiong Hong
Designation:	}	Chief Operating Officer
for and on behalf of	}

I-STT Pte Ltd

Blk 20 Ayer Rajah Crescent

#05-05/08 Singapore 139964

Tel: 723 8888 Fax: 820 2001

i-STT Pte Ltd

in the presence of:

/s/ LEE YOONG KIN
Name of witness:	}	Lee Yoong Kin
NRIC No:	}	S14925441

i-STT Pte Ltd

20 Ayer Rajah Crescent

#05-05/08

Singapore 139964

Tel: (65) 723 8888

Fax: (65) 820 2001

Website: www.i-STT.com

FACSIMILE MESSAGE

JTC Logo

TO	Mr. Lee Yoong Kin	DATE	10 Oct 2000
ORG.	i-STT PL	FAX NO.	820-2006
		NO. OF PAGES	1
FROM	Loh Yi Yoon
SENDER’S TEL	(65) 8833-423	FAX NO.	(65) 8855-899

RE: LETTER OF OFFER FOR ARC 20 #05-01 OT 04 AT 1,439 SQM

1.	We discussed this morning re the new application and the Letter of Offer (LOO) for the above which is processed on an urgent basis to suit your move-in and refurbishment needs. Faxed copy of LOO is done separately today.

2.	To expedite the possession by your company on an urgent basis, you have agreed to accept the above offer upon issue of LOO. The Banker’s Guarantee for the 3-month deposit will be sent in within a week.

3.	As for the partial termination of #03-01 to 04 which payment have been made and the Banker’s Guarantee and payment were done to cover #03-01 to 08 in Jun 2000, our Lease Management Officer/Wee Soon Mey will follow-up on this separately from the lease management perspectives.

Thank you

/s/    LOH LI YOON

Loh Li Yoon

Jurong Town Corporation

The JTC Summit

Industrial Parks Devt Group

8 Jurong Town Hall Road

Singapore 609434

Republic of Singapore

Tel: 1800-5687000 Fax: 8855899

JTC(L)7329/30 temp 1	DID: 8833423
FAX: 8855899
9 October 2000	Email vanesssaloh@jtc.gov.sg
JTC
i-STT PTE LTD Blk 20 Ayer Rajah Crescent #05-05 Ayer Rajah Industrial Estate Singapore 139964	BY LUM

(Attn: Lee Yoong Kin)

Dear Sirs

PROPERTY TAX REBATE IN RESPECT OF THE FLATTED FACTORY SPACE AT BLK 20 AYER RAJAH CRESCENT #05-01 TO #05-04 AYER RAJAH INDUSTRIAL ESATATE SINGAPORE 139964

1.	We attach herewith our letter of offer of tenancy for the above mentioned premises.

2.	In line with the government’s announcement on the property tax rebate, we are pleased to inform you that the Corporation is passing the full tax savings amount to 3% on the rent to you for the period 1st July 2000 to 30th June 2001.

3.	Our Statement of Account in the letter of offer of tenancy has reflected this rebate.

4.	Please be informed that this rebate does not vary any of the terms or stipulations in the Memorandum of Tenancy.

Yours faithfully

/s/    LOH LI YOON

LOH LI YOON (Ms)

MARKETING & SALES DEPARTMENT

INDUSTRIAL PARKS DEVELOPMENT GROUP

JURONG TOWN CORPORATION

Attd

Jurong Town Corporation

The JTC Summit

Industrial Parks Devt Group

8 Jurong Town Hall Road

Singapore 609434

Republic of Singapore

Tel: 1800-5687000 Fax: 8855899

JTC(L)7329/30 temp 1	DID: 8833423
FAX: 8855899
9 October 2000	Email vanesssaloh@jtc.gov.sg
JTC
i-STT PTE LTD Blk 20 Ayer Rajah Crescent #05-05 Ayer Rajah Industrial Estate Singapore 139964	BY LUM

(Attn: Lee Yoong Kin)

Dear Sirs,

OFFER OF TENANCY FOR FLATTED FACTORY SPACE

1.	We are pleased to offer a tenancy of the Premises subject to the following covenants, terms and conditions in this letter and in the annexed Memorandum of Tenancy (“the Offer”):

1.01	Location:

Pte Lot A19857D, Blk 20 (“the Building”) Ayer Rajah Crescent #05-01 To #05-04, Ayer Rajah Industrial Estate Singapore 139964 (“the Premises”) as delineated and edged in red on the plan attached to the Offer.

1.02	Term of Tenancy:

2 years 6½ months (“the Term”) with effect from 16 January 2001 (“the Commencement Date”).

Note: To co-terminate with A19857 and A19857(a) on 31 July 2003.

1.03	Tenancy Agreement:

Upon due acceptance of the Offer in accordance with clause 2 of this letter, you shall have entered into a tenancy agreement with us (“the Tenancy”) and will be bound by the covenants, terms and conditions thereof.

In the event of any inconsistency or conflict between any covenant, term or condition of this letter and the Memorandum of Tenancy, the relevant covenant, term or condition in this letter shall prevail.

1.04	Area:

Approximately 1,439.0 square metres (subject to survey).

1.05	Rent and Service Charge:

Rent:

(a)	Discounted rate of:

(i)	$14.50 per square metre per month for the period from 16 January 2001 to 15 January 2002;

(ii)	$14.80 per square metre per mouth for the period from 16 January 2002 to 15 January 2003;

(iii)	$15.11 per square metre per month for the period from 16 January 2003 to 31 July 2003.

and

(b)	Normal rate of:

$15.90 per square metre per month for the period from 16 January 2001 to 31 July 2003 in the event that the said discount is withdrawn,

(“Rent”) to be paid without demand and in advance without deduction on the 1st day of each month of the year (i.e. 1st of January, February, March, etc.). The next payment shall be made on 1 February 2001.

Service charge:

$4.50 per square metre per month. (“Service Charge”) as charges for services rendered by us, payable without demand on the same date and in the same manner as the Rent, subject to our revision from time to time.

Service charge:

$4.50 per square metre per month. (“Service Charge”) as charges for services rendered by us, payable without demand on the same date and in the same manner as the Rent, subject to our revision from time to time.

1.05(a) Air-conditioning Charge:

$0.008 per square metre per hour as charges for air-conditioning utility rendered by us, payable without demand on the same date and in the same manner as the Rent, subject to our revision from time to time in the same manner as the Service Charge.

1.06	Security Deposit/Banker’s Guarantee:

You will at the time of acceptance of the Offer be required to place with us a deposit of $92,599.65 equivalent to 3 months’ Rent (at the discounted rate payable in the third year of the Term) and Service Charge (“Security Deposit”) as security against any breach of the covenants, terms and conditions in the Tenancy.

The Security Deposit may be in the form of cash and/or acceptable Banker’s Guarantee in the form attached (effective from 16 October 2000 to 31 January 2004) and/or such other form of security as we may in our absolute discretion permit or accept.

The Security Deposit must be maintained at the same sum throughout the Term and shall be repayable to you without interest or returned to your for cancellation, after the termination of the Term (by expiry or otherwise) or expiry of the Banker’s Guarantee, as the case may be, subject to appropriate deductions or payment to us for damages or other sums due under the Tenancy.

If the Rent at the discounted rate is increased to the normal rate or Service Charge is increased or any deductions are made from the Security Deposit, you are to immediately pay the amount of such increase or make good the deductions so that the Security Deposit shall at all times be equal to 3 months’ Rent at the normal rate payable in the third year of the Term and Service Charge.

*[(3rd yr rate + service charge) *3* floor area] + the value of air-cond charge*3]

1.07	Mode of Payment:

Where letter of authorization is required due to limit set by company

You have an existing GIRO account with us, the limit of which has to be increased to cover all the aforesaid payments. Please write to your Banker to authorize the same (“the letter of authorization”) and let us have a copy thereof in accordance with the Mode of Acceptance herein.

1.08	Permitted Use:

(a)	Subject to clause 1.12 of this letter, you shall commence full operations within four (4) months of the Commencement Date for the purpose of To providing full internet related activities including data centre, regional network management, product and software development and facility hosting only and for no other purpose whatsoever (“the Authorised Use”).

(b)	Thereafter, you shall maintain full and continuous operations and use and occupy the whole of the Premises for the Authorised use.

1.09	Approvals

The Tenancy is subject to approvals being obtained from the relevant government and statutory authorities.

1.10	Possession of Premises:

(a)	Keys to the Premises will be given to you three (3) months prior to the Commencement Date subject to due acceptance of the offer (“Possession Date”).

(b)	From the Possession Date until the Commencement Date, you shall be deemed a licensee upon the same terms and conditions in the Tenancy.

(c)	If you proceed with the Tenancy after the Commencement Date, the license fee payable from the Possession Date to the Commencement Date shall be waived (“Rent-Free Period”). Should you fail to so proceed, you shall:

(i)	remove everything installed by you;

(ii)	reinstate the Premises to its original state and condition; and

(iii)	pay us a sum equal to the prevailing market rent payable for the period from the Possession Date up to the date the installations are removed and reinstatement completed to our satisfaction.

without prejudice to any other rights and remedies we may have against you under the Tenancy or at law:

1.11	Preparation and Submission of Plans:

(a)	No alternation, addition, improvement, erection, installation or interference to or in the Premises or the fixtures and fittings therein is permitted without Building Control Unit [BCU(JTC)] prior written consent. Your attention is drawn to clauses 2.10 to 2.19 and 2.34 of the Memorandum of Tenancy.

(b)	You will be required to prepare and submit floor layout plans of your factory in accordance with the terms of the tenancy and the ‘Guide’ attached. It is important that you should proceed with the preparation and submission of the plans in accordance with the procedures set out in the said ‘Guide’.

(c)	Should there be alteration of existing automatic fire alarm and sprinkler system installation, alteration plans should be submitted to Building Control Unit [BCU(JTC)] for approval on fire safety aspects. All fire alarm & sprinkler system plans must be signed by a relevant Professional Engineer, registered with the Professional Engineers Board of Singapore.

(d)	Upon due acceptance of the Offer, a copy of the floor and elevation plans (transparencies) will be issued to you to assist in the preparation of the plans required herein.

(e)	No work shall commence until the plans have been approved by Building Control Unit [BCU(JTC)].

(f)	Kindly note that at present URA requires you to use and occupy at least sixty per cent (60%) of the gross floor area of the Premises for industrial activities and ancillary warehousing activities; and you may use and occupy the remaining gross floor area, if any, for offices, showrooms, neutral areas or communal facilities and such other uses as may be approved in writing by us and the relevant governmental and statutory authorities. Nonetheless, as provided in paragraph 1.08, you shall ensure that the Premises:

(i)	are used primarily for the industrial activities stipulated in the authorised use approved by us; and

(ii)	are not used or occupied for the purpose of offices, showrooms, storage, warehousing, industrial activities unrelated to such authorised use or for any other use unless approved in writing by us and the relevant governmental statutory authorities.

1.12	Final Inspection:

You shall ensure that final inspection by us of all installations is carried out and our approval of the same is obtained before any operations in the Premises may be commenced.

1.13	Special Conditions:

(1)	Normal (Ground & Non-ground) Floor Premises

You shall comply and ensure compliance with the following restrictions.

(a)	maximum loading capacity of the goods lifts in the Building, and

(b)    maximum floor loading capacity of 10.00 kiloNewtons per square metre of the Premises on the storey of the Building         PROVIDED THAT any such permitted load shall be evenly distributed.

We shall not be liable for any loss or damage that you may suffer from any subsidence or cracking of the ground floor slabs and aprons of the Building.

(2)	You shall comply and ensure compliance with all notices, rules and regulations relating to the use of the Carpark (as defined in the Memorandum of Tenancy) including but not limited to:

(i)	parking or placing of container, vehicles, trailers or other carriages; and

(ii)	parking charges.

(3)	You are to connect the mechanical ventilation system in the Premises to the switchboard installed by you, subject to clauses 2.12, 2.13 and 2.14 of the Memorandum of Tenancy.

(4)	Option for renewal of tenancy:

(a)	You may within 3 months before the expiry of the Term make a written request to us for a further term of tenancy.

(b)	We may grant you a further term of tenancy of the Premises upon mutual terms to be agreed between you and us subject to the following:

(i)	there shall be no breach of your obligations at the time you make your request for a further term;

(ii)	our determination of revised rent, having regard to the market rent of the Premises at the time of granting the further term, shall be final;

(iii)	we shall have absolute discretion to determine such covenants. terms and conditions, but excluding a covenant for renewal of tenancy; and

(iv)	there shall not be any breach of your obligations at the expiry of the Term.

2.	Mode of Acceptance:

The Offer shall lapse if we do not receive the following by 15 October 2000:

•	Duly signed letter of acceptance (in duplicate) of all the covenants, terms and conditions in the Tenancy in the form enclosed at the Appendix.

(Please date as required in the Appendix.)

•	Payment of the sum set out in clause 4.

•	A copy of the letter of authorization from your Banker.

3.	Please note that payments made prior to your giving us the other items listed above may be cleared by and credited by us upon receipt. However, if the said other items are not forthcoming from you within the time stipulated herein, the Offer shall lapse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatsoever nature against us.

4.	The total amount payable is as follows:

	Amount		+3% GST
Rent at $14.50 per square metre per month on 1,439.0 square metres for the period 16 January 2001 to 15 February 2001	$20,865.50
Less:	$625.97

3% property tax rebate	$20,239.53
Service Charge at $4.50 per square metre per month on 1,439.0 square metre for the period 16 January 2001 to 15 February 2001	$6,475.50
Air-conditioning charges at $0.008 per square metre per hour on 1,439.0 square metre for the 1st month from period 16 January 2001 to 15 February 2001 computed on 23-working day basis. * See Notes below	$2,647.76	$29,362.79	$880.88

Deposit equivalent to three months’ rent, service charge and air-conditioning charges (or Banker’s Guarantee provided in accordance with sub-paragraph 106 above) Note: Based on third year rent of $15.11 psm pm.		$92,599.65
Stamp fee payable on Letter of Acceptance which will be stamped by JTC on your behalf		$2,246.00

Sub-Total Payable		$124,208.44	$880.88
Add: GST + 3%		$880.88

Total Payable inclusive of GST		$125,089.32

Notes:

1.	This is for the 1st month air-con utility charge based on an average of 23 working days (230 hours) only as part of the deposit. (Mon – Fri 8 a.m. to 6 p.m.)
(Sat	- 8 a.m. to 1 p.m.)
2.	Subsequent air-con utility charges for standard and/or non-standard charges will be computed by the Lease Management Officer of the Customer Service Department/South Zone.

5.	Rent-Free Period:

As the Commencement Date will not be deferred, we advise you to accept the Offer as soon as possible and to collect the keys to the Premises on the scheduled date in order to maximize the Rent-Free Period referred to in clause 1.10(c) of this letter.

6.	Variation to the Tenancy

This letter and the Memorandum of Tenancy constitute the full terms and conditions governing the Offer and no terms or representation or otherwise, whether express or implied, shall form part of the Offer other than what is contained herein. Any variation, modification, amendment, deletion, addition or otherwise of the covenants, terms and conditions of the Offer shall not be enforceable unless agreed by both parties and reduced in writing by us.

7.	Season Parking:

Season parking tickets for car parking lots within the Estate can be purchased from the JTC Zone Office serving the Estate (Contact no. of the East Zone Office is: 6654628). Please note that the number of season parking ticket(s) that can be purchased by you will depend on eligibility rules set out by us.

8.	Application for Approvals, Utilities etc.

Upon your acceptance of the covenants, terms and conditions of the Offer, you are advised to proceed expeditiously as follows:

8.01	Preliminary Clearance:

Comply with the requirements of the Chief Engineer (Central Building Plan Unit), Pollution Control Department and/or other departments pursuant to your application/s for preliminary clearance. (Please note that we have referred your application to the relevant department/s)

8.02	Discharge of Trade Effluence:

Complete the attached Application for Permission to Discharge Trade Effluent into Public Sewer and return the application form direct to the Head, Pollution Control Department, Ministry of Environment, Environment Building, 40 Scotts Road, Singapore 228231 (Telephone No. 7327733).

8.03	Electricity:

Engage a registered electrical consultant or competent contractor to submit three sets of electrical single-line diagrams to and in accordance with the requirements of our Property Support Department (PSD), Customer Services Group, JTC East Zone Office for endorsement before an application is made to the Power supply Pte Ltd to open an account for electricity connection. Please contact our Property Support Department (PSD) at Blk 25 Kallang Avenue #05-01 Kallang Basin Industrial Estate Singapore 339416 direct for their requirements.

8.04	Water:

Submit four copies of sketch plans, prepared by a licensed plumber, showing the section and layout of the plumbing, to our Building Control Unit [BCU(JTD)] for approval prior to the issue of a Letter to Water Conservation Department, Public Utilities Board to assist you in your application for a water sub-meter.

8.05	Telephone:

Apply direct to Singapore Telecommunications Ltd for all connections.

8.06	Automatic Fire Alarm System (Incorporating Heat Detector)

Engage a registered electrical consultant/professional engineer to submit two sets of fire alarm drawings, indicating the existing fixtures if any, the proposed modifications of the fire alarm and the layout of machinery, etc. to and in accordance with the requirements of our Building Control Unit [BCU(JTC)]. Please contact our Building Control Unit [BCU(JTC)] at 301 Jurong Town Hall Road (3rd level) Singapore 609431 direct for further requirements.

8.07	Factory Inspectorate

Complete and return direct to Chief Inspector of Factories the attached form, “Particulars to be submitted by occupiers or Intending Occupiers of Factories.”

Yours faithfully

LOH LI YOON (Ms)

MARKETING & SALES DEPARTMENT

INDUSTRIAL PARKS DEVELOPMENT GROUP

JURONG TOWN CORPORATION

Encl

SPECIMEN GUARANTEE FORM GUARANTEE

TO:	JURONG TOWN CORPORATION
THE JTC SUMMIT
8 JURONG TOWN HALL ROAD
SINGARPORE 609434

WHEREAS:

[I-STT PTE LTD] OF [Blk 20 Ayer Rajah Crescent #05-05 to #05-08 Ayer Rajah Industrial Estate Singapore 139964] (“the Tenant”) is a tenant of the premises known as [Blk 20 Ayer Rajah Crescent #05-01. To #05-04 Ayer Rajah Industrial Estate Singapore 139964] (“the Premises”) pursuant to a letter of offer dated [9 October 2000] from Jurong Town Corporation (“JTC”) to and duly accepted by the Tenant (“the Tenancy”, which expression shall include any written amendments made to the Tenancy from time to time).

IN CONSIDERATION OF your agreeing to grant the Tenancy and pursuant to a term of the Tenancy, we, the undersigned, hereby unconditionally undertake to pay to you from time to time on first demand the sum or aggregate sums not exceeding [$92,599.65] (“the Full Guaranteed Sum”) if accompanied by your statement that the Tenant is in breach of any of the Tenant’s obligations to you under the Tenancy and that the amount demanded is due and payable to you and remains unpaid provided that our ability under this Guarantee shall not exceed the Full Guaranteed Sum.

Our liability under this Guarantee shall be that of a principal debtor and not by way of surety and such liability shall not be discharged or affected by any event, act or omission whereby our liability would have been discharged if we had been a surety.

This Guarantee is valid from [16 October 2000] and shall expire on [31 January 2004] (“the expiry period”) and our liability hereunder shall cease in respect of any claims made after the expiry period.

Notwithstanding that this Guarantee may not have expired, our liability hereunder shall cease forthwith upon our paying to you the Full Guaranteed Sum to be held by you as a security deposit under the Tenancy.

Dated

[Signature, names and designations of authorised signatories of Bank/Finance Company and rubber stamp of Bank/Finance Company]

Draft of Letter of Acceptance

(Please use company’s letterhead and in Duplicate)

Date:	(To be dated on the day this

Letter is forwarded to JTC)

Marketing & Sales Department Jurong Town Corporation The JTC Summit 8 Jurong Town Hall Road Singapore 609434	BY HAND

(Attn: Ms Loh Li Yoon)

ACCEPTANCE OF OFFER OF TENANCY FOR THE PREMISES AT BLK 20 AYER RAJAH CRESCENT #05-01, #05-04 AYER RAJAH INDUSTRIAL ESTATE SINGAPORE 139964]

1.	We refer to your letter of offer dated [9 October 2000] for the Tenancy and hereby confirm our acceptance of all the covenants, terms and conditions stipulated therein.

*2a.	We enclose herewith a cheque for the sum of the amount of [$125,089.32] as confirmation of our acceptance.

*2b.	We enclose herewith a cheque for the amount of [$32,489.67] and the Banker’s Guarantee as security deposit as confirmation of our acceptance.

3.	In addition, we also enclose herewith a Letter of Authorisation as requested by you for your information and record.

[Name of authorised signatory:	]
[Designation:	]
for and on behalf of:

[I-STT PTE LTD]

in the presence of:

[Name of witness:	]
[NRIC No.	]	* Please omit if not applicable

[ALLOCATION PLAN]